MONTHLY STATEMENT
_____________________________________________

FIRST DEPOSIT MASTER TRUST
SERIES 1995-2
_____________________________________________

Pursuant to the Pooling and Servicing Agreement dated as of June 1, 1993 (as amended and supplemented, the "Agreement"), as supplemented by the Series 1995-2 Supplement dated as of June 1, 1995 (as amended and supplemented, the "Series Supplement"), among First Deposit National Bank ("FDNB"), Seller and Servicer, Providian National Bank, Seller, and Bankers Trust Company, Trustee, FDNB as Servicer is required to prepare certain information each month regarding current distributions to Senior Certificateholders and the Collateral Interest Holder and the performance of the First Deposit Master Trust (the "Trust") during the previous month. The information which is required to be prepared for the Series 1995-2 Certificates with respect to the Distribution Date occurring on May 15, 1996, and with respect to the performance of the Trust during the month of April is set forth below.
Certain of the information is presented on the basis of an original principal amount of $1,000 per Investor Certificate. Certain other information is presented based on the aggregate amounts for the Trust as a whole.
Capitalized terms used in this Certificate have their respective meanings set forth in the Agreement or Series Supplement, as applicable.

A) Information Regarding the Current Monthly Distribution for the Series 1995-2 Senior Certificates (stated on the basis of $1,000 original certificate principal amount)

   (1)   The total amount distributed to Senior Certificateholders
         per $1,000 original certificate principal amount   $5.041667

   (2)   The amount set forth in A(1) above distributed to Senior
         Certificateholders with respect to interest per $1,000
         original certificate principal amount              $5.041667

   (3)   The amount set forth in A(1) above distributed to Senior
         Certificateholders with respect to principal per $1,000
         original certificate principal amount              $0.000000

B)   Information Regarding the Performance of the Trust

   (1)   Allocation of Receivables Collections to the Series 1995-
         2 Certificates

      (a)   The aggregate amount of Finance Charge Receivables
            collected during the Monthly Period immediately
            preceding the Distribution Date   $64,163,748.23

      (b)   The aggregate amount of Interchange collected and
            allocated to the Trust for the Monthly Period
            immediately preceding the Distribution Date   $1,197,237.00

      (c)   The aggregate amount of Principal Receivables
            collected during the Monthly Period immediately
            preceding the Distribution Date   $242,948,579.36

      (d)   The Floating Allocation Percentage with respect to
            the Series 1995-2 Certificates for the Monthly
            Period immediately preceding the Distribution Date    14.390563%

      (e)   The Principal Allocation Percentage with respect to
            the Series 1995-2 Certificates for the Monthly
            Period immediately preceding the Distribution Date    14.390563%

      (f)   The Finance Charge Receivables and Interchange
            collected and allocated to the Series 1995-2
            Certificates for the Monthly Period immediately
            preceding the Distribution Date                     $9,405,813.82

      (g)   The Principal Receivables collected and allocated
            to the Series 1995-2 Certificates for the Monthly
            Period immediately preceding the Distribution Date  $34,961,668.60

   (2) Available Finance Charge Collections and Reallocated Principal Collections for Series 1995-2 for the Monthly Period immediately preceding the Distribution Date

      (a)   The Finance Charge Receivables and Interchange
            collected and allocated to the Series 1995-2
            Certificates                                  $9,405,813.82

      (b)   Collection Account and Special Funding Account
            investment earnings allocated to the Series 1995-2
             Certificates                                    $36,673.45

      (c)   Principal Funding Account Investment Proceeds         $0.00

      (d)   Reserve Account withdrawals                           $0.00

      (e)   Additional Finance Charges from other Series
            allocated to the Series 1995-2 Certificates           $0.00

      (f)   Payments, if any, on deposit as of the
            Determination Date received from any Interest Rate
            Protection Agreements                                 $0.00

      (g)   Reallocated Principal Collections                     $0.00

      (h)   Total Available Finance Charge Collections and
            Reallocated Principal Collections for Series 1995-2
            (total of (a), (b), (c), (d), (e), (f) and (g)
            above)                                         $9,442,487.26

   (3) Available Principal Collections for Series 1995-2 for the Monthly Period immediately preceding the Distribution Date

      (a)   The Principal Receivables collected and allocated
            to the Series 1995-2 Certificates               $34,961,668.60

      (b)   Shared Principal Collections from other Series
            allocated to the Series 1995-2 Certificates              $0.00

      (c)   Additional amounts to be treated as Available
            Principal Collections pursuant to the Series
            Supplement                                       $3,262,560.84

      (d)   Reallocated Principal Collections                        $0.00

      (e)   Available Principal Collections for Series 1995-2
            (total of (a), (b) and (c) minus (d) above)      $38,224,229.44

   (4)   Delinquent Balances in the Trust

      The aggregate outstanding balance of the Accounts which were delinquent as of the close of business on the last day of the Monthly Period immediately preceding the Distribution Date.

      (a)   31-60 days             $62,141,374
      (b)   61-90 days              36,335,617
      (c)   91 or more days         60,934,948
      (d)   Total Delinquencies   $159,411,939

   (5)   Defaulted Amount

      (a)   The aggregate amount of Defaulted Receivables with
            respect to the Trust for the Monthly Period
            immediately preceding the Distribution Date    $25,334,762.26

      (b)   The aggregate amount of Recoveries of Defaulted
            Receivables processed during the Monthly Period
            immediately preceding the Distribution Date     $2,663,232.16

      (c)   The Defaulted Amount for the Monthly Period
            immediately preceding the Distribution Date
            [Defaulted Receivables minus Recoveries        $22,671,530.10

      (d)   The Defaulted Amount for the Monthly Period
            immediately preceding the Distribution Date
            allocable to the Series 1995-2 Certificates (the
            "Series 1995-2 Defaulted Amount")               $3,262,560.84

   (e)   The Senior Defaulted Amount [Series 1995-2 Defaulted
         Amount multiplied by the Senior Percentage]        $2,642,674.28

   (6)   Senior Charge-Offs

      (a)   The excess, if any, of the Senior Defaulted Amount
            over the sum of (i) Available Finance Charge
            Collections applied to such Senior Defaulted
            Amount, (ii) Reallocated Principal Collections and
            (iii) the amount by which the Collateral Invested
            Amount has been reduced in respect of such Senior
            Defaulted Amount (a "Senior Charge-Off")               $0.00

      (b)   The amount of the Senior Charge-Off set forth in
            item 6(a) above, per $1,000 original certificate
            principal amount (which will have the effect of
            reducing, pro rata, the amount of each Senior
            Certificateholder's investment)                     $0.000000

      (c)   The total amount reimbursed on the Distribution
            Date in respect of  Senior Charge-Offs for prior
            Distribution  Dates                                     $0.00

      (d)   The amount set forth in item 6(c) above per $1,000
            original certificate principal amount (which will
            have the effect of increasing, pro rata, the amount
            of each Senior Certificateholder's investment)      $0.000000

      (e)   The amount, if any, by which the outstanding
            principal balance of the Senior Certificates
            exceeds the Senior Invested Amount as of the
            Distribution Date, after giving effect to all
            deposits, withdrawals and distributions on such
            Distribution Date                                       $0.00



   (7)   Reductions in the Collateral Interest

      (a)   The excess, if any, of the Collateral Defaulted
            Amount over Available Finance Charge Collections
            applied to such Collateral Defaulted Amount    $0.00

      (b)   The amount by which the Collateral Invested Amount
            has been reduced on the Distribution Date in
            respect of Reallocated Principal Collections   $0.00

      (c)   The amount by which the Collateral Invested Amount
            has been reduced on the Distribution Date in
            respect of the unpaid Required Amount   $0.00

      (d)   The total amount by which the Collateral Invested
            Amount has been reduced on the Distribution Date as
            set forth in items 7(a), (b) and (c)   $0.00

      (e)   The total amount reimbursed on the Distribution
            Date in respect of reductions in the Collateral
            Invested Amount on prior Distribution Dates   $0.00

      (f) The amount, if any, by which the outstanding principal balance of the Collateral Interest exceeds the Collateral Invested Amount as of the Distribution Date, after giving effect to all deposits, withdrawals and distributions on the
            Distribution Date                             $0.00

   (8)   Investor Monthly Servicing Fee

      The amount of the Series 1995-2 Monthly Servicing Fee
      payable to the Servicer on the Distribution Date   $802,083.33

   (9)   Senior Monthly Interest

      (a)    Senior Monthly Interest payable on the
              Distribution Date                        $2,246,062.50


   (10)   Principal Funding Account Amount

      (a)   The amount on deposit in the Principal Funding
            Account on the Distribution Date, after giving
            effect to all deposits, withdrawals and
            distributions on such Distribution Date           $0.00

      (b) Deposits to the Principal Funding Account are currently scheduled to commence on the Distribution Date occurring in November 1997. (The initial funding date for the Principal Funding Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)

   (11)   Deficit Controlled Accumulation Amount

          The Deficit Controlled Accumulation Amount for the
          Distribution Date, after giving effect to all deposits,
          withdrawals and distributions on such Distribution Date   $0.00

   (12)   Reserve Account

      (a)   The amount on deposit in the Reserve Account on the
            Distribution Date, after giving effect to all
            deposits, withdrawals and distributions on such
            Distribution Date and the related Transfer Date        $0.00

      (b)   The Required Reserve Account Amount (which may vary
            in accordance with the terms of the Series
            Supplement) is currently calculated to be              $0.00

      (c) Deposits to the Reserve Account are currently scheduled to commence on the Distribution Date occurring in October 1997. (The initial funding date for the Reserve Account may be modified in certain circumstances in accordance with the terms of the Series Supplement.)



C)   Senior Invested Amount

   (1)   The Senior Invested Amount on the date of issuance (the
         "Senior Initial Invested Amount")                $445,500,000.00

   (2)   The Senior Invested Amount on the Distribution Date,
         after giving effect to all deposits, withdrawals and
         distributions on such Distribution Date          $445,500,000.00

   (3)   The Pool Factor for the Distribution Date (which
         represents the ratio of the Senior Invested Amount as of
         such Distribution Date, after giving effect to any
         adjustment in the Senior Invested Amount on such
         Distribution Date, to the Senior Initial Invested
         Amount). The amount of a Senior Certificateholder's pro
         rate share of the Senior Invested Amount can be
         determined by multiplying the original denomination of
         the Senior Certificateholder's Certificate by the Pool
         Factor                                                  1.000000

D)   Collateral Invested Amount

   (1)   The Collateral Invested Amount on the date of
         issuance                                        $ 104,500,000.00

   (2)   The Collateral Invested Amount on the Distribution Date,
         after giving effect to all deposits, withdrawals and
         distributions on such Distribution Date         $ 104,500,000.00

   (3)   The Collateral Invested Amount as a percentage of the sum
         of the Collateral Invested Amount and the Senior Invested
         Amount on such Distribution Date                          19.00%

E)   Receivables Balances

   (1)   The aggregate amount of Principal Receivables in the
         Trust at the close of business on the last day of the
         immediately preceding Monthly Period               $3,777,513,784

   (2)   The aggregate amount of Finance Charge Receivables in the
         Trust at the close of business on the last day of the
         immediately preceding Monthly Period                  $67,068,991

F)   Annualized Percentages

   (1)   The Gross Yield (Available Finance Charge Collections for
         the Series 1995-2 Certificates for the preceding Monthly
         Period (excluding payments received from Interest Rate
         Protection Agreements) divided by the Invested Amount of
         the Series 1995-2 Certificates as of the last day of the
         next preceding Monthly Period, multiplied by 12)           20.60%



   (2)   The Net Loss Rate (the Series 1995-2 Defaulted Amount for
         the preceding Monthly Period divided by the Invested
         Amount of the Series 1995-2 Certificates as of the last
         day of the next preceding Monthly Period,
         multiplied by 12)                                            7.12%

   (3)   The Portfolio Yield (the Gross Yield minus the Net Loss
         Rate for the Series 1995-2 Certificates for the preceding
         Monthly Period)                                             13.48%

   (4)   The Base Rate (Monthly Interest plus Monthly Servicing
         Fee (based on an assumed Servicing Fee Rate of 2% per
         annum) for the preceding Monthly Period divided by the
         Invested Amount of the Series 1995-2 Certificates as of
         the last day of the next preceding Monthly Period,
         multiplied by 12)                                           8.03%

   (5)   The Net Spread (the Portfolio Yield minus the Base Rate
         for the Series 1995-2 Certificates for the preceding
         Monthly Period)                                             5.45%

   (6)   The Monthly Payment Rate (Collections of Principal
         Receivables and Finance Charge Receivables with respect
         to all Receivables in the Trust for the preceding Monthly
         Period divided by the amount of Receivables in the Trust
         as of the last day of the next preceding Monthly Period)    7.93%

G)   Series 1995-2 Information for the Last Three Distribution Dates

      1)   Gross Yield

         a) 5/15/96      20.60%
         b) 4/15/96      20.78%
         c) 3/15/96      20.47%

      2)   Net Loss Rate

         a) 5/15/96      7.12%
         b) 4/15/96      5.10%
         c) 3/15/96      5.83%














      3)   Net Spread (Portfolio Yield Minus Base Rate)

         a) 5/15/96      5.45%
         b) 4/15/96      7.64%
         c) 3/15/96      6.69%

      Three Month Average        6.59%

      4)   Monthly Payment Rate

         a)  5/15/96      7.93%
         b)  4/15/96      7.59%
         c)  3/15/96      7.34%



                 				 FIRST DEPOSIT NATIONAL BANK,
                                     Servicer


                                     By: /s/ David J. Petrini
                                     Name:  David J. Petrini
                                     Title: Vice President and
                                     Senior Financial Officer


95-2MS.DOC